UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________

Date of report (Date of earliest event reported): November 24, 2015
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2015, American Residential Properties OP, L.P., the operating partnership (the “Operating Partnership”) of American Residential Properties, Inc. (the “Company”), and American Residential Leasing Company, LLC (“American Residential Leasing” and, together with the Operating Partnership, the “Borrowers”), the Company, American Residential GP, LLC, the wholly owned subsidiary of the Company that is the general partner of the Operating Partnership (“ARP GP”), American Residential Properties TRS, LLC, a subsidiary of the Operating Partnership (“ARP TRS”), as guarantors (the foregoing entities and their consolidated subsidiaries, collectively, the “Consolidated Group”), entered into a second amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, letter of credit issuer and a lender, and each of Deutsche Bank AG, New York Branch (“Deutsche Bank”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), KeyBank National Association, Barclays Bank PLC and Raymond James Bank, N.A., as lenders (all of the lenders, collectively, the “Lenders”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”) serves as sole bookrunner. Deutsche Bank and Merrill Lynch serve as joint lead arrangers. Deutsche Bank and Merrill Lynch serve as co-syndication agents.

The Second Amended and Restated Credit Agreement amends, restates and replaces in its entirety the Company’s Amended and Restate Credit Agreement, dated as of September 17, 2013, among the Company, American Residential Leasing, ARP GP, ARP TRS, certain subsidiaries of the Operating Partnership and certain of the Lenders (as amended, the “2014 Credit Agreement”).

The Second Amended and Restated Credit Agreement is secured by a first priority lien on all equity interests of American Residential Leasing and certain subsidiaries of the Operating Partnership.

The Second Amended and Restated Credit Agreement provides for a maximum borrowing capacity of $450 million, composed of a revolving credit facility of $200 million and a term loan facility that permits a single draw term loan of $250 million. The agreement also provides for an accordion feature to allow the Borrowers to increase the maximum borrowing capacity by $300 million, subject to meeting certain criteria and obtaining additional commitments from one or more lenders.

The Second Amended and Restated Credit Agreement matures in May 2017 and has two optional six-month extensions (assuming compliance with applicable covenants). Borrowings under the credit facility bear interest, at the Borrowers’ option, at either the one-month, two-month, three-month or six-month Eurodollar rate or the base rate, plus, in each case, a spread based on a ratio of total indebtedness to total asset value (each as defined in the Second Amended and Restated Credit Agreement) ranging from less than or equal to 50% to greater than 60%. The Eurodollar rate for an interest period for the revolving credit facility is the London Interbank Offered Rate (“LIBOR”) for a term equivalent to such period plus a spread ranging from 2.00% to 2.90% (determined as described in the preceding sentence) and the base rate for any day for the revolving credit facility is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) Bank of America’s “prime rate” for such day and (c) the one-month Eurodollar rate plus 1.00% plus a spread ranging from 1.00% to 1.90% (determined as described in the preceding sentence). The Eurodollar rate for an interest period for the term facility is LIBOR for a term equivalent to such period plus a spread ranging from 2.00% to 2.80% (determined as described in the preceding sentence) and the base rate for any day for the term facility is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) Bank of America’s “prime rate” for such day and (c) the one-month Eurodollar rate plus 1.00% plus a spread ranging from 1.00% to 1.80% (determined as described in the preceding sentence). The amount available to borrow under the credit facility is subject to limitations governed by calculations based on the cost, value and debt yield supported by the properties that form the borrowing base of the credit facility.

The Second Amended and Restated Credit Agreement requires compliance with various financial covenants, including:

•	a maximum leverage ratio (defined as total indebtedness to total asset value) of the Consolidated Group of 65% as of the last day of any fiscal quarter of the Company;

•
a minimum fixed charge coverage ratio (as defined in the Second Amended and Restated Credit Agreement) of the Consolidated Group of 1.65 to 1.00, as of the last day of any fiscal quarter of the Company;

•	a minimum tangible net worth of the Consolidated Group equal to at least $468.9 million as of the last day of any fiscal quarter of the Company; and

•	a minimum liquidity requirement of $10 million in unrestricted cash at any time.

In addition to these financial covenants, the Second Amended and Restated Credit Agreement requires compliance with various customary affirmative and negative covenants that restrict the ability of the Borrowers and certain of their subsidiaries to, among other things, incur debt and liens, make investments, dispose of properties and make distributions.

The covenant in the Second Amended and Restated Credit Agreement that restricts the incurrence of debt permits the Borrowers and their subsidiaries to incur, among other forms of indebtedness:

•	unsecured, nonrecourse debt so long as after giving effect thereto the financial covenants described above are complied with on a pro forma basis and subject to certain other limitations; and

•
recourse debt, subject to satisfaction of certain specified conditions, including a condition that after giving effect to the incurrence thereof the financial covenants described above are complied with on a pro forma basis.

The covenant in the Second Amended and Restated Credit Agreement that restricts distributions includes a restriction that the Operating Partnership’s annual distributions may not exceed the greater of (1) 95% of the funds from operations of the Consolidated Group or (2) the amount required for the Company to (a) qualify and maintain its status as a real estate investment trust (REIT) for federal and state income tax purposes and (b) avoid the payment of federal or state income or excise tax. If certain events of default exist or would result from a distribution, or if the obligations under the credit facility are accelerated, the Operating Partnership may be limited or precluded from making distributions.

The Second Amended and Restated Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including the financial covenants described above, limitations on liens, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Second Amended and Restated Credit Agreement could result in all loans and other obligations becoming immediately due and payable, the credit facility being terminated and the Lenders becoming eligible to exercise all rights and remedies available to them with respect to the collateral.

Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Consolidated Group from time to time for which they have received, and may in the future receive, customary fees and expense reimbursements.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 30, 2015, the Company issued a press release announcing that it had entered into the Second Amended and Restated Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of November 24, 2015, among American Residential Properties OP, L.P. and American Residential Leasing Company, LLC, as borrowers, American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC, as guarantors, Bank of America, N.A., as administrative agent and a lender, and the other lenders party thereto.

99.1	Press release, issued November 30, 2015, regarding the amended and restated credit agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

December 1, 2015	By:	/s/ Shant Koumriqian
	Name:	Shant Koumriqian
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of November 24, 2015, among American Residential Properties OP, L.P. and American Residential Leasing Company, LLC, as borrowers, American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC, as guarantors, Bank of America, N.A., as administrative agent and a lender, and the other lenders party thereto.

99.1	Press release, issued November 30, 2015, regarding the amended and restated credit agreement.